                                                                      EXHIBIT 18

                                STEPSTONE FUNDS

                                   RULE 18f-3
                              MULTIPLE CLASS PLAN

                                  MAY 11, 1995


                The Stepstone Funds (the "Trust"), a registered investment company that currently consists of fourteen separately-managed portfolios and which may consist of additional portfolios in the future to the extent listed on Schedule A hereto. (each a "Fund" and, collectively, the "Fund"), have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") in offering multiple classes of units of beneficial interest ("shares") in each Fund. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

A.   ATTRIBUTES OF SHARE CLASSES

               The rights of each existing class of the Funds (i.e., Institutional Class and Investment Class) shall be as set forth in the resolutions and related materials of the Trust's Board adopted pursuant to the order dated September 9, 1993, obtained by SEI Liquid Asset Trust, at al. (Inv. Co. Act Release No, IC-19698), and attached hereto as Exhibits A - C.

               With respect to any class of shares of a Fund created after the date hereof, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution expenses ("distribution fees") in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), and will separately bear any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement entered into with respect to that class; (iii) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (iv) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class. The rights of each class created after the date hereof shall be as set forth on a separate appendix hereto.

 B.  EXPENSE ALLOCATIONS

               Expenses of each existing class and of each class created after the date hereof shall be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement relating to each class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

               Until and unless changed by the Board, the methodology and procedures for calculating the net asset value of the various classes of shares and the proper allocation of income and expenses among the various classes of shares shall be as set forth in the "Report" rendered by Arthur Andersen, LLP.

C.  AMENDMENT OF PLAN; PERIODIC REVIEW

               This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each new class of shares approved by the Board after the date hereof.

               The Board of the Trust, including a majority of the independent Directors, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan.

                                   Schedule A

Treasury Money Market Fund
Money Market Fund
California Tax Free Money Market Fund
Growth Equity Fund
Value Momentum Fund
Balanced Fund
Intermediate-Term Bond Fund
Limited Maturity Government Fund
California Tax Free Bond Fund
Blue Chip Growth Fund
Convertible Securities Fund
Emerging Growth Fund
Government Securities Fund
International Equity Fund

                                                                    AMENDMENT #1


                              THE STEPSTONE FUNDS
                        CERTIFICATE OF CLASS DESIGNATION
                               MONEY MARKET FUND
                           TREASURY MONEY MARKET FUND

                                 CLASS C SHARES

1.       Class-Specific Distribution Arrangements; Other Expenses.

         Class C Shares are sold without a sales charge, but are subject to a 12b-1 fee. In addition to reimbursement of certain expenses, a fee will be paid to the Distributor at an annual rate of .50% of each Fund's average daily net assets attributable to Class C Shares as compensation for its distribution-related services. The Distributor may retain all or some of this payment and may pay financial institutions and intermediaries such as banks, savings and loan associations, insurance companies, investment counselors and broker-dealers, and which may include the Distributor's affiliates and subsidiaries, as compensation for services in connection with distribution assistance or provision of shareholder services.

2.       Exchange Privileges.

         No exchange privileges exist.

3.       Voting Rights.

         Each Class C shareholder will have one vote for each full Class C Share held and a fractional vote for each fractional Class C Share held. Class C Shareholders will be entitled to vote on issues relating to Class C distribution expenses (including any Rule 12b-1 Plan), and on other matters submitted to shareholders in which the interests of Class C differ from the interests on any other class.

4.       Conversion Rights.

         Class C Shares do not have a conversion feature.

                                                         EXHIBIT A TO EXHIBIT 18




         beneficial interest of the Trust under the terms and conditions set forth in the Distribution Agreement presented to this meeting.

VOTED: That the form of Distribution Agreement presented to this meeting be, and it hereby is, approved, and that the President and Secretary hereby are authorized to execute and deliver said Agreement on behalf of the Trust.

VOTED: That the form of Distribution Plan presented to this meeting be, and it hereby is, approved in accordance with Rule 12b-1 under the Investment Company Act of 1940; provided, however, that such approval shall not be effective unless said Plan shall have been approved by a majority of the outstanding units of beneficial interest of the Trust following the initial issuance of the shares of the Trust.

         Mr. Howell then asked Mr. Grant to lead a discussion of certain organizational matters relating to the Trust. Mr Grant did so, referring to materials provided to the Trustees before the meeting. Mr. Grant began by discussing the Trust's ability under Massachusetts law to create separate portfolios of securities. Whereupon, upon motion duly made and seconded, it was unanimously

VOTED: That there are hereby established the following seven initial portfolios of the units of beneficial interest:

         The Treasury Money Market Portfolio

         The Money Market Portfolio

         The California Tax Free Money Market Portfolio

         The Growth Equity Portfolio

         The Value Momentum Portfolio

         The Balanced Portfolio

         The Intermediate-Term Bond Portfolio

VOTED: That there are hereby established two classes of the units of beneficial interests, Class A and Class B, of each portfolio except the Balanced Portfolio.

         Mr. Grant then described the proposed Custodian Agreement with CoreStates Bank, N.A., noting in particular that the Custodian operated on a delivery versus payment basis and accepted instructions only from certain authorized persons. Mr.

                                                         EXHIBIT B TO EXHIBIT 18





                               DISTRIBUTION PLAN
                                 INVESTOR CLASS
                           UNION INVESTORS PORTFOLIOS

         WHEREAS, Union Investors Portfolios (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution Plan will benefit the Trust and the owners of units of beneficial interest ("Shareholders") in the Trust;

         NOW, THEREFORE, the Trustees of the Trust hereby adopt this Distribution Plan pursuant to Rule 12b-1 under the 1940 Act.

         SECTION 1. The Trust has adopted this Investor Class Distribution Plan ("Plan") to enable the Trust to directly or indirectly bear expenses relating to the distribution of Investor Class securities of which the Trust is the issuer.

         SECTION 2.  The Trust may incur expenses for the items stipulated in
Section 3 of this Plan. All expenditures pursuant to this Plan shall be made only pursuant to authorization by the President, any Vice President or the Treasurer of the Trust. If there should be more than one series of Trust shares, expenses incurred pursuant to this Plan shall be allocated among the several series of the Trust on the basis of their relative net asset values, unless otherwise determined by a majority of the Qualified Trustees.

In addition, the Trust will pay the Distributor a fee of .40% of the Investor Class Portfolios' average daily net assets. Compensation of broker/dealers and service providers which provide specified services shall be made by the Distributor from such fees. The actual fee paid will be negotiated based on the extent and quality of services provided.

         SECTION 3. Expenses permitted pursuant to this Plan shall include, and be limited to, the following:

         (a) The incremental printing costs incurred in producing for and distributing to persons other than current Shareholders of the Trust the reports, prospectuses, notices and similar materials that are prepared by the Trust for current Shareholders;

         (b)     advertising;

         (c) the costs of preparing, printing and distributing any literature used in connection with the offering of the Trust's Shares and not covered by Section 3(a) of this Plan; and

         (d) expenses incurred in connection with the promotion and sale of the Trust's Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

         SECTION 4.  This Plan shall not take effect until it has been approved
(a) by a vote of at least a majority of the outstanding voting securities of the Trust; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

         SECTION 5. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of
Section 4 herein for the approval of this Plan.

         SECTION 6. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         SECTION 7. This Plan may be terminated at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the Trust's outstanding voting securities.

         SECTION 8. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of Shareholders holding a majority of the Trust's outstanding voting securities, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

         SECTION 9. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof without the approval of Shareholders holding a majority of the outstanding voting securities of the Trust, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 4 herein for the approval of this Plan.

         SECTION 10. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         SECTION 11. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of Section 2(a) (19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

         SECTION 12. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

                               DISTRIBUTION PLAN
                                    CLASS C
                                STEPSTONE FUNDS


         WHEREAS, Stepstone Funds (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Trustees of the Trust have created a class of interests of each separate series (each a "Fund") of the Trust, such class to be called "Class C"; and

         WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution Plan will benefit the Trust and the owners of Class C Shares ("Shareholders") in the Trust;

         NOW, THEREFORE, the Trustees of the Trust hereby adopt this Distribution Plan pursuant to Rule 12b-1 under the 1940 Act.

         SECTION 1. The Trust is adopting this Class C Distribution Plan ("Plan") to enable the Trust to directly or indirectly bear expenses relating to the distribution of the Class C Shares of each Fund of the Trust.

         SECTION 2. The Trust may reimburse the Distributor for its expenditures regarding distribution as set forth in Section 3 of this Plan. If there should be more than one Fund offering Class C Shares, expenses relating to the Class C Shares of one Fund shall be allocated to that Fund; where otherwise, expenses incurred pursuant to this Plan shall be allocated among the several Funds of the Trust on the basis of their relative net asset values (unless otherwise determined by a majority of the Qualified Trustees).

In addition, the Trust will pay the Distributor a fee of .50% of the Class C Portfolios' average daily net assets as compensation for the Distributor's services. Compensation of broker/dealers and service providers which provide certain of these specified services shall be made by the Distributor from such fees. The actual fee paid to such broker/dealers and service providers will be negotiated by the Distributor based on the extent and quality of services provided.

         SECTION 3. Expenses permitted to be expended by the Distributor and reimbursed pursuant to this Plan shall include, and be limited to, the following:

         (a) The incremental printing costs incurred in producing for and distributing to persons other than current Shareholders of Class C Shares of the Trust the reports, prospectuses, notices and similar materials that are prepared by the Trust for current Shareholders;

         (b)     advertising;

         (c) the costs of preparing, printing and distributing any literature used in connection with the offering of the Trust's Class C Shares and not covered by Section 3(a) of this Plan; and

         (d) expenses incurred in connection with the promotion and sale of the Trust's Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

         SECTION 4.  This Plan shall not take effect until it has been approved
(a) by a vote of at least a majority of the outstanding voting securities of the Trust; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

         SECTION 5. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of
Section 4 herein for the approval of this Plan.

         SECTION 6. Any person authorized to direct the disposition of monies paid or payable or expenses reimbursed by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended (or reimbursed) and the purposes for which such expenditures (or reimbursements) were made.

         SECTION 7. This Plan may be terminated at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the Trust's outstanding voting securities.

         SECTION 8. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of Shareholders holding a majority of the Trust's outstanding voting securities, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

         SECTION 9. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof without the approval of Shareholders holding a majority of the outstanding voting securities of the Class C Shares of each Fund of the Trust offering such Class of Shares, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 4 herein for the approval of this Plan.

         SECTION 10. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         SECTION 11. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of Section 2(a) (19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

         SECTION 12. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.





January ______, 1996

                                                        EXHIBIT C TO EXHIBIT 18


                                STEPSTONE FUNDS

                           A Family of Mutual Funds

STEPSTONE FUNDS (the "Trust") is a mutual fund that offers a convenient means of investing in professionally managed portfolios of securities. This Prospectus relates to the Trust's:

                            -- BALANCED FUND
                            -- VALUE MOMENTUM FUND
                            -- BLUE CHIP GROWTH FUND
                            -- GROWTH EQUITY FUND
                            -- EMERGING GROWTH FUND

                               INSTITUTIONAL CLASS

The Trust's Institutional Class Shares are offered to institutional investors, including UNION BANK and THE BANK OF TOKYO TRUST COMPANY, their affiliates and correspondents for the investment of their own funds or funds for which they act in a fiduciary, agency or custodial capacity.

This Prospectus sets forth concisely the information about the Trust and the Funds that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated the same date as this Prospectus has been filed with the Securities and Exchange Commission and is available without charge through the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087-1658 or by calling 1-(800) 862-6243. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, INCLUDING UNION BANK, THE BANK OF TOKYO TRUST COMPANY OR ANY OF THEIR AFFILIATES OR CORRESPONDENTS. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISKS INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

JUNE 1, 1995
INSTITUTIONAL CLASS

 3

ANNUAL OPERATING EXPENSES                                    INSTITUTIONAL CLASS
(As a percentage of offering price)

                                                            VALUE       BLUE CHIP     GROWTH     EMERGING
                                              BALANCED     MOMENTUM      GROWTH       EQUITY      GROWTH
                                                FUND         FUND         FUND         FUND        FUND
--------------------------------------------------------------------------------------------------------------
Advisory Fees.............................       .60%         .60%          .60%        .60%         .80%
Other Expenses............................       .20%         .20%          .25%        .20%         .25%
--------------------------------------------------------------------------------------------------------------
Total Operating Expenses(1)...............       .80%         .80%          .85%        .80%        1.05%
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) "Total Operating Expenses" for the Value Momentum and Growth Equity Funds have been restated to reflect current expenses. "Total Operating Expenses" would be .81% for the Value Momentum Fund and .78% for the Growth Equity Fund.

EXAMPLE:

------------------------------------------------------------------------------------------------------------
                                                                     1 YR.     3 YRS.     5 YRS.     10 YRS.
------------------------------------------------------------------------------------------------------------
An investor would pay the following expenses on a $1,000
  investment, assuming (1) 5% return and (2) redemption at the end of each time period.
Balanced Fund....................................................     $ 8       $ 26       $ 44       $  99
Value Momentum Fund..............................................     $ 8       $ 26       $ 44       $  99
Blue Chip Growth Fund............................................     $ 9       $ 27       $ 47       $ 105
Growth Equity Fund...............................................     $ 8       $ 26       $ 44       $  99
Emerging Growth Fund.............................................     $11       $ 33       $ 58       $ 128
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

THE EXAMPLE IS BASED UPON THE TOTAL OPERATING EXPENSES OF A FUND AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Funds. Financial institutions that are the record owner of shares for the account of their customers may impose separate fees for account services to their customers. The information set forth in the foregoing table and example relates only to Institutional Class shares. The Trust also offers Investment Class shares of the Funds which are subject to the same expenses, except that Investment Class shares are subject to sales charges and distribution expenses.

Additional information may be found under "The Administrator", "The Advisor" and "The SubAdvisor."

 5

THE TRUST

STEPSTONE FUNDS (formerly Union Investors Funds) (the "Trust") is a diversified open-end management investment company that offers units of beneficial interest ("shares") in fourteen separate investment funds. Shareholders may purchase shares in a fund through two separate classes of shares (Institutional Class and Investment Class) which provide for variations in distribution costs, voting rights and dividends. Except for these differences between Institutional Class and Investment Class shares, each share of each fund represents an equal proportionate interest in that fund. This Prospectus relates to the Institutional Class shares of the Trust's Growth Equity, Value Momentum, Blue Chip Growth, Emerging Growth and Balanced Funds (each a "Fund") Information regarding the Trust's other funds is contained in separate prospectuses that may be obtained from the Trust's Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

INVESTMENT OBJECTIVES

THE BALANCED FUND seeks to provide both capital appreciation and income.

THE VALUE MOMENTUM FUND seeks long-term capital growth with a secondary objective of income.

THE BLUE CHIP GROWTH FUND seeks long-term capital growth by investing in a diversified portfolio of common stocks and other equity securities of seasoned, large capitalization companies.

THE GROWTH EQUITY FUND seeks long-term capital growth.

THE EMERGING GROWTH FUND seeks long-term growth of capital by investing in a diversified portfolio of equity securities of small capitalization, emerging growth companies.

There is no assurance that a Fund's investment objective will be met.

INVESTMENT POLICIES

BALANCED FUND

The Balanced Fund will invest in a combination of equity, fixed-income, and money market securities. Under normal conditions, the Fund will invest between 50% and 70% of its total assets in equity securities, including common stocks, warrants, and U.S. dollar denominated securities of foreign issuers, and both preferred stock and debt securities convertible into common stocks. The Fund may invest in a broad spectrum of common stocks with varying characteristics. All of the common stocks in which the Fund invests (including foreign securities) are traded on registered exchanges or the over-the-counter market or in the form of American Depositary Receipts ("ADRs") traded on registered exchanges or NASDAQ. The Fund may also buy and sell options, futures contracts and options on futures. The Fund may enter into futures contracts and options on futures only to the extent that obligations under such contracts or transactions, together with options on securities represent not more than 25% of the Fund's assets. The aggregate value of options on securities (long puts and calls) will not exceed 10% of a Fund's net assets at the time such options are purchased by the Fund.

Under normal conditions a minimum of 25% of the Fund's total assets will be invested in senior fixed income securities. Such securities consist of bonds, debentures, and similar obligations or instruments which constitute a security and evidence indebtedness. Corporate bonds and debentures will be rated AAA, AA, A, or BBB by Standard & Poor's Corporation ("S&P") or Aaa, Aa, A, or Baa by Moody's Investors Service ("Moody's") or be of comparable quality at the time of purchase as determined by the Advisor.

The Fund may also invest in mortgage-backed securities consisting of collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs") that are rated in one of the top two rating categories by Moody's or S&P.

 12

$1 billion and $2 billion and .10% of assets over $2 billion. The Administrator may waive its fee or reimburse various expenses to the extent necessary to limit the total operating expenses of a Fund's Institutional Class shares. Any such waiver is voluntary and may be terminated at any time in the Administrator's sole discretion.

THE SHAREHOLDER SERVICING AGENT

SEI Financial Management Corporation serves as the transfer agent, dividend disbursing agent, and shareholder servicing agent for the Trust. Compensation for these services is paid under the Administration Agreement.

THE DISTRIBUTOR

SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI Corporation (SEI), and the Trust are parties to a distribution agreement ("Distribution Agreement"). The Distribution Agreement is renewable annually and may be terminated by the Distributor, by a majority vote of the Disinterested Trustees or by a majority vote of the outstanding securities of the Trust upon not more than 60 days written notice by either party, or upon assignment by the Distributor. Investment Class shares of a Fund may bear the costs of their distribution expenses and, a sales charge is imposed on the sale of Investment Class shares of the Funds. It is possible that an institution may offer different classes of shares to its customers and thus receive different compensation with respect to different classes of shares.

PURCHASE AND REDEMPTION OF SHARES

Purchases and redemptions of shares of the Funds may be made on days on which both the New York Stock Exchange and Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in a Fund is $2,000; however, the minimum investment may be waived in the Distributor's discretion. Shareholders may place orders by telephone.

Purchase orders will be effective if the Distributor receives an order before 1:00 P.M., Pacific time, and the Custodian receives Federal funds before the close of business on the next Business Day. The purchase price of shares of a Fund is the net asset value next determined after a purchase order is received and accepted by the Trust. The net asset value per share of a Fund is determined by dividing the total market value of a Fund's investments and other assets, less any liabilities, by the total outstanding shares of a Fund. Net asset value per share is determined daily as of 1:00 P.M., Pacific time, on any Business Day. Purchases will be made in full and fractional shares of the Trust calculated to three decimal places. The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order.

Shares of the Funds are offered only to residents of states in which the shares are eligible for purchase.

Shareholders who desire to redeem shares of the Trust must place their redemption orders prior to 1:00 P.M., Pacific time, on any Business Day for the order to be accepted on that Business Day. The redemption price is the net asset value of the Fund next determined after receipt by the Distributor of the redemption order. Payment on redemption will be made as promptly as possible and, in any event, within seven calendar days after the redemption order is received.

Neither the Trust's transfer agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes to be genuine. The Trust and its transfer agent will each employ reasonable procedures to confirm that telephone instructions are genuine, and may be liable for losses resulting from unauthorized or fraudulent telephone instructions if it does not employ these procedures. Such procedures may include taping of telephone conversations. If market conditions are extraordinarily active or other extraordinary circumstances exist, and you experience difficulties placing redemption orders by telephone, you may wish to consider placing your order by other means.

 13

PERFORMANCE

From time to time, the Funds may advertise yield and total return. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of a Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the same amount of income generated by the investment during that period is generated in each 30-day period over one year and is shown as a percentage of the investment.

The total return of a Fund refers to the average compounded rate of return to a hypothetical investment for designated time periods (including, but not limited to, the period from which the Fund commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period and assuming the reinvestment of all dividend and capital gain distributions. The total return of a Fund may also be quoted as a dollar amount or on an aggregate basis, an actual basis, without inclusion of any sales charge, or with a reduced sales charge in advertisements distributed to investors entitled to a reduced sales charge.

A Fund may periodically compare its performance to the performance of: other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), financial and business publications and periodicals; broad groups of comparable mutual funds; unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs; or other investment alternatives. The Fund may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance. The Fund may quote Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capital markets in the U.S. The Fund may use long term performance of these capital markets to demonstrate general long-term risk versus reward scenarios and could include the value of a hypothetical investment in any of the capital markets. The Fund may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

The Fund may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

The performance of Institutional Class shares will normally be higher than for Investment Class shares because the Institutional Class is generally not subject to distribution expenses generally charged to the Investment Class shares.

TAXES

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action. No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of a Fund or its Shareholders. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to federal, state and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUNDS:

Each Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other Funds. Each Fund intends to qualify for the special tax treatment afforded regulated investment companies under the Internal Revenue Code of 1986, as amended, so that it will be relieved of federal income tax on net investment income and net capital gain (the excess of net long-term capital gain over net short-term capital loss) distributed to Shareholders.

 14

TAX STATUS OF DISTRIBUTIONS:

A Fund will distribute substantially all of its net investment income (including net short-term capital gain) and net capital gain to Shareholders. Dividends from the Fund's net investment income will be taxable to Shareholders as ordinary income (whether received in cash or in additional shares) to the extent of the Fund's earnings and profits. Dividends paid by the Fund to corporate Shareholders will qualify for the deduction for dividends received by corporations to the extent derived from dividends received by the Fund from domestic corporations. However, the full amount of such dividends may be subject to the alternative minimum tax. Distributions of net capital gain do not qualify for the dividends-received deduction and are taxable to Shareholders as long-term capital gain, regardless of how long Shareholders have held their shares and regardless of whether the distributions are received in cash or in additional shares. Each Fund will make annual reports to Shareholders of the federal income tax status of all distributions.

With respect to investments in STRIPS, TR's, TIGR's and CATS which are sold at original issue discount and thus do not make periodic cash interest payments, a Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because each Fund distributes all of its net investment income to its shareholders, a Fund may have to sell Fund securities to distribute such imputed income which may occur at a time when the Advisor would not have chosen to sell such securities and which may result in a taxable gain or loss.

Income derived by the Fund from obligations of foreign issuers may be subject to foreign withholding taxes. The Fund will not be able to elect to treat Shareholders as having paid their proportionate share of such taxes.

Dividends declared by a Fund in October, November or December of any year and payable to Shareholders of record on a date in that month will be deemed to have been paid by the Fund and received by the Shareholders on the last day of December of that year, if paid by the Fund any time during the following January.

Each Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for federal excise tax.

Income received on direct U.S. obligations is exempt from tax at the state level when received directly by a Fund and may be exempt, depending on the state, when received by a Shareholder as income dividends from a Fund provided certain state-specific conditions are satisfied. A Fund will inform Shareholders annually of the percentage of income and distributions derived from direct U.S. Treasury obligations. Shareholders should consult their tax advisors to determine whether any portion of the income dividends received from a Fund is considered tax exempt in their particular state.

A sale, exchange, or redemption of Fund Shares is a taxable transaction to the Shareholder.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated October 16, 1990. The Declaration of Trust permits the Trust to offer separate portfolios of shares and different Classes of each fund. In addition to the Funds, the Trust consists of the following funds:

Treasury Money Market Fund, Money Market Fund, California Tax Free Money Market Fund, Intermediate-Term Bond Fund, Limited Maturity Government Fund, California Tax Free Bond Fund, Convertible Securities Fund, Government
Securities Fund and International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

The Trust pays its expenses, including audit and legal expenses, expenses of preparing and printing prospectuses, proxy solicitation material and

 15

reports to Shareholders, costs of custodial services and registering the shares under federal and state securities laws, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses. Please refer to "Financial Highlights" in this prospectus for more information regarding the Trust's expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the Shareholder of record to one vote. Each fund or class will vote separately on matters relating solely to such fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by Shareholders at a special meeting called upon the written request of Shareholders owning at least 10% of the outstanding shares of the Trust. Shareholders will be provided with Shareholder communication assistance in connection with such matters.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to the Administrator, SEI Financial Management Corporation, 680 East Swedesford Road, Wayne, PA 19087-1658.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of a Fund is distributed in the form of monthly dividends to Shareholders of record. Currently, capital gains of a Fund, if any, will be distributed at least annually.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash. Shareholders may change their election by providing written notice to the Administrator at least 15 days prior to the change.

Dividends and distributions of a Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

The dividends payable on Institutional Class shares will be more than the dividends payable on the Investment Class shares because of the distribution expenses charged to Investment Class shares.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

CUSTODIAN

CoreStates Bank, N.A., Broad and Chestnut Streets, P.O. Box 7618, Philadelphia, PA 19101 (the "Custodian") acts as Custodian of the assets of the Fund. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940, as amended.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of the permitted investments for the Funds:

AMERICAN DEPOSITARY RECEIPTS (ADRs)-- Each Fund may purchase ADRs. ADRs are receipts typically issued by a U.S. financial institution (a "depositary"), that evidence ownership interest in a security or a pool of securities issued by a foreign issuer.